Exhibit (l)
[Letterhead of Eversheds Sutherland (US) LLP]
April 6, 2017
Triangle Capital Corporation
3700 Glenwood Avenue, Suite 530
Raleigh, NC 27612

Re:    Triangle Capital Corporation
Registration Statement on Form N-2
Ladies and Gentlemen:
We have acted as counsel to Triangle Capital Corporation, a Maryland corporation (the “Company”), in connection with the preparation and filing by the Company with the Securities and Exchange Commission of a registration statement on Form N-2 on April 6, 2017 (as amended from time to time, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the offer, issuance and sale from time to time pursuant to Rule 415 under the Securities Act of up to $1,000,000,000 in aggregate offering amount of the following securities:

(i)	shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”);

(ii)	shares of preferred stock of the Company, par value $0.001 per share (“Preferred Stock” and together with the Common Stock, the “Shares”);

(iii)	subscription rights to purchase Common Stock (“Subscription Rights”);

(iv)	debt securities of the Company (“Debt Securities”);

(v)	warrants representing rights to purchase Common Stock, Preferred Stock or Debt Securities (“Warrants”); and

(vi)
units comprised of a combination of any of the foregoing securities (the “Units,” and together with the Common Stock, the Preferred Stock, the Subscription Rights, the Debt Securities and the Warrants, the “Securities”).

The Registration Statement provides that the Securities may be issued from time to time in amounts, at prices, and on terms to be set forth in one or more supplements to the final prospectus included in the Registration Statement at the time it becomes effective.
The Debt Securities are to be issued in one or more series pursuant to an indenture, dated as of March 2, 2012 (the “Base Indenture”) entered into by and between the Company and Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”) and any supplemental indenture (each, a “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), as may be agreed from time to time between the Company and the Trustee. The Warrants will be issued under one or more warrant agreements to be entered into by and between the Company and the purchasers thereof or a warrant agent to be identified in the applicable agreement (each, a “Warrant Agreement”). The Subscription Rights are to be issued from time to time pursuant to one or more subscription rights agreements to be entered into by and between the Company and the purchasers thereof or a rights agent to be identified in the applicable agreement (each, a “Subscription Rights Agreement”). The Units are to be issued under unit agreements to be entered into by and between the Company and the purchasers thereof or a unit agent to be identified in the applicable agreement (each, a “Unit Agreement”).
As counsel to the Company, we have participated in the preparation of the Registration Statement and have examined the originals or copies, certified or otherwise identified to our satisfaction as being true copies, of such records, documents or other instruments as we in our judgment have deemed to be necessary or appropriate to enable us to render the opinions hereinafter expressed including, without limitation, the following:

(i)	The Articles of Amendment and Restatement of the Company, certified as of a recent date by an officer of the Company (the “Charter”);

(ii)	The Fifth Amended and Restated Bylaws of the Company, certified as of the date hereof by an officer of the Company (the “Bylaws”);

(iii)	The Base Indenture;

(iv)
A Certificate of Good Standing with respect to the Company issued by the State Department of Assessments and Taxation of the State of Maryland as of a recent date (the “Certificate of Good Standing”); and

(v)
The resolutions of the board of directors of the Company (the “Board”) relating to, among other things, (a) the authorization and approval of the preparation and filing of the Registration Statement, and (b) the authorization of the issuance, offer and sale of the Securities pursuant to the Registration Statement, and (c) the authorization, execution, and delivery of the Base Indenture, certified as of the date hereof by an officer of the Company (collectively, the “Resolutions”).

With respect to such examination and our opinions expressed herein, we have assumed, without any independent investigation or verification, (i) the genuineness of all signatures on all documents submitted to us for examination, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to original documents of all documents submitted to us as conformed or reproduced copies and the authenticity of the originals of such copied documents, and (v) that all certificates issued by public officials have been properly issued. We also have assumed (i) without independent investigation or verification the accuracy and completeness of all corporate records made available to us by the Company, (ii) that the Warrant Agreements, the Subscription Rights Agreements and the Unit Agreements will be governed by the laws of the State of New York, and (iii) that the Indenture, the Warrant Agreements, the Subscription Rights Agreements and the Unit Agreements will be valid and legally binding obligations of the parties thereto (other than the Company).
As to certain matters of fact relevant to the opinions in this opinion letter, we have relied on a certificate of an officer of the Company. We also have relied on certificates of public officials (which we have assumed remain accurate as of the date of this opinion). We have not independently established the facts, or in the case of certificates of public officials, the other statements, so relied upon.
The opinions set forth below are limited to the effect of the Maryland General Corporation Law (the “MGCL”) and as to the Debt Securities, the Warrants, the Subscription Rights and the Units constituting valid and legally binding obligations of the Company, the laws of the State of New York, in each case, as in effect on the date hereof, and we express no opinion as to the applicability or effect of any other laws of the State of Maryland or the laws of any other jurisdictions. Without limiting the preceding sentence, we express no opinion as to any federal or state securities or broker-dealer laws or regulations thereunder relating to the offer, issuance and sale of the Securities pursuant to the Registration Statement. Our opinions expressed in this opinion letter as to enforceability are subject to (a) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance and other similar laws affecting the rights and remedies of creditors generally and (b) general principles of equity (including without limitation the availability of specific performance or injunctive relief and the application of concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding at law or in equity, and we express no opinion as to the enforceability of rights to indemnity and contribution to the extent it may be limited by federal or state securities laws or principles of public policy. This opinion letter has been prepared, and should be interpreted, in accordance with customary practice followed in the preparation of opinion letters by lawyers who regularly give, and such customary practice followed by lawyers who on behalf of their clients regularly advise opinion recipients regarding, opinion letters of this kind.
Based on and subject to the foregoing, and subject to the assumptions, limitations and other matters set forth in this opinion letter, we are of the opinion that:

1.
Assuming that (i) the issuance, offer and sale of the Shares from time to time and the final terms and conditions of such issuance, offer and sale, including those relating to the price and amount of the Shares to be issued, offered and sold, have been duly authorized and determined or otherwise established by proper action of the Board in accordance with the MGCL, the Charter, the Bylaws and the Resolutions; (ii) the Shares have been delivered to, and the agreed consideration has been fully paid at the time of such delivery by, the purchasers thereof; (iii) upon issuance of the Shares, the total number of shares of Common Stock, in the case that the Shares so issued are Common Stock, or Preferred Stock, in the case that the Shares so issued are Preferred Stock, issued and outstanding does not exceed the total number of shares of Common Stock, in the case that the Shares so issued are Common Stock, or Preferred Stock, in the case that the Shares so issued are Preferred Stock, that the Company is then authorized to issue under the Charter; (iv) the Certificate of Good Standing remains accurate; (v) in the case of shares of Common Stock or Preferred Stock issuable upon the exercise of the Warrants, shares of Common Stock issuable upon the exercise of the Subscription Rights or shares of Common Stock or Preferred Stock issuable in connection with the Units, the assumptions stated in paragraphs numbered (3), (4) and (5) below, respectively, are true and correct; and (vi) prior to the issuance of a series of Preferred Stock, an appropriate articles supplementary relating to such series of Preferred Stock will have been duly authorized by the Company and filed with and accepted for record by the State Department of Assessments and Taxation of the State of Maryland, the Shares will be duly authorized, validly issued, fully paid and nonassessable.

2.
Assuming that (i) each Supplemental Indenture relating to the Debt Securities has been duly authorized, executed and delivered by each of the Company and the Trustee in accordance with the terms of the Indenture; (ii) the issuance, offer and sale of the Debt Securities from time to time and the final terms and conditions of the Debt Securities to be so issued, offered and sold, including those relating to price and amount of Debt Securities to be issued, offered and sold, (a) have been duly authorized and determined or otherwise established by proper action of the Board in accordance with the Charter and Bylaws, (b) are consistent with the terms thereof in the Indenture, (c) do not violate any applicable law, (d) do not violate or result in a default under or breach of any agreement, instrument or other document binding upon the Company, and (e) comply with all requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company; (iii) the Debt Securities have been (a) duly executed and delivered by the Company and duly authenticated by the Trustee in accordance with the Indenture and (b) delivered to, and the agreed consideration therefor has been fully paid at the time of such delivery by, the purchasers thereof; (iv) the Debt Securities do not include any provision that is unenforceable against the Company; (v) at the time of issuance of the Debt Securities, after giving effect to such issuance of the Debt Securities, the Company will be in compliance with Section 18(a)(1)(A) of the Investment Company Act of 1940, as amended, giving effect to Section 61(a)(1) thereof; and (vi) in the case of Debt Securities issuable upon the exercise of Warrants or Debt Securities issuable in connection with the Units, the assumptions stated in paragraphs numbered (3) and (5) below, respectively, are true and correct, the Debt Securities will constitute valid and legally binding obligations of the Company.

3.
Assuming that (i) the Warrant Agreements have been duly authorized, executed and delivered by the parties thereto, and that no terms included therein would affect the validity of the opinion expressed in this paragraph numbered (3); (ii) the issuance, offer and sale of Warrants from time to time and the final terms and conditions of the Warrants to be so issued, offered and sold, including those relating to price and amount of the Warrants to be issued, offered and sold, (a) have been duly authorized and determined or otherwise established by proper action of the Board in accordance with the Charter and Bylaws, (b) are consistent with the terms thereof in the applicable Warrant Agreement, (c) do not violate any applicable law, (d) do not violate or result in a default under or breach of any agreement, instrument or other document binding upon the Company, and (e) comply with all requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company; and (iii) the Warrants have been (a) duly executed and delivered by the Company and duly countersigned in accordance with the applicable Warrant Agreement, and (b) delivered to, and the agreed consideration therefor has been fully paid at the time of such delivery by, the purchasers thereof as contemplated by the Registration Statement, the Warrants will constitute valid and legally binding obligations of the Company.

4.
Assuming that (i) the Subscription Rights Agreements have been duly authorized, executed and delivered by the parties thereto, and that no terms included therein would affect the validity of the opinion expressed in this paragraph numbered (4); (ii) the issuance, offer and sale of the Subscription Rights from time to time and the final terms and conditions of the Subscription Rights to be so issued, offered and sold, including those relating to price and amount of Subscription Rights to be issued, offered and sold, (a) have been duly authorized and determined or otherwise established by proper action of the Board in accordance with the Charter and Bylaws, (b) are consistent with the terms thereof in the applicable Subscription Rights Agreement, (c) do not violate any applicable law, (d) do not violate or result in a default under or breach of any agreement, instrument or other document binding upon the Company, and (e) comply with all requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company; and (iii) the Subscription Rights have been (a) duly executed and delivered by the Company and duly countersigned in accordance with the applicable Subscription Rights Agreement, and (b) delivered to, and the agreed consideration therefor has been fully paid at the time of such delivery by, the purchasers thereof as contemplated by the Registration Statement, the Subscription Rights will constitute valid and legally binding obligations of the Company.

5.
Assuming that (i) the Unit Agreements have been duly authorized, executed and delivered by the parties thereto, and that no terms included therein would affect the validity of the opinion expressed in this paragraph numbered (5); (ii) the issuance, offer and sale of Units from time to time and the final terms and conditions of the Units to be so issued, offered and sold, including those relating to price and amount of Units to be issued, offered and sold, (a) have been duly authorized and determined or otherwise established by proper action of the Board in accordance with the Charter and Bylaws, (b) are consistent with the terms thereof in the applicable Unit Agreement, (c) do not violate any applicable law, (d) do not violate or result in a default under or breach of any agreement, instrument or other document binding upon the Company, and (e) comply with all requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company; and (iii) the Units have been (a) duly executed and delivered by the Company and duly countersigned in accordance with the applicable Unit Agreement, and (b) delivered to, and the agreed consideration therefor has been fully paid at the time of such delivery by, the purchasers thereof as contemplated by the Registration Statement, the Units will constitute valid and legally binding obligations of the Company.
The opinions expressed in this opinion letter (i) are strictly limited to the matters stated in this opinion letter, and without limiting the foregoing, no other opinions are to be implied and (ii) are only as of the date of this opinion letter, and we are under no obligation, and do not undertake, to advise the addressee of this opinion letter or any other person or entity either of any change of law or fact that occurs, or of any fact that comes to our attention, after the date of this opinion letter, even though such change or such fact may affect the legal analysis or a legal conclusion in this opinion letter.
We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to our firm in the “Legal Matters” section in the Registration Statement. We do not admit by giving this consent that we are in the category of persons whose consent is required under Section 7 of the Securities Act.
Respectfully submitted,
/s/ EVERSHEDS SUTHERLAND (US) LLP